UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2021
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.
On October 28, 2021, the Board of Directors (the "Board") of PRA Group, Inc. (the “Company”) approved an increase of $80 million to the Company’s existing share repurchase program under which the Company was previously authorized to repurchase up to $150 million of its outstanding common stock. Repurchases may be made from time-to-time in open market transactions, through privately negotiated transactions, in block transactions, through purchases made in accordance with trading plans adopted under Rule 10b5-1 of the Securities Exchange Act of 1934 or other methods, subject to market and/or other conditions and applicable regulatory requirements. The share repurchase program does not obligate the Company to repurchase any specified amount of shares, remains subject to the discretion of the Company's Board and, subject to compliance with applicable laws, may be modified, suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release dated November 1, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: November 1, 2021	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer